SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 1, 2003

R.H. DONNELLEY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-07155	13-2740040

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Manhattanville Road, Purchase, New York	10577

(Address of Principal Executive Offices)		(Zip Code)

R.H. DONNELLEY INC.*

(Exact Name of Registrant as Specified in Charter)

Delaware	333-59287	36-2467635

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Manhattanville Road, Purchase, New York	10577

(Address of Principal Executive Offices)		(Zip Code)

Registrants’ telephone number, including area code: (914) 933-6400

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

*R.H. Donnelley Inc. is a wholly owned subsidiary of R.H. Donnelley Corporation, which became subject to the filing requirements of Section 15(d) on October 1, 1998. As of May 1, 2003, 100 shares of R.H. Donnelley Inc. common stock, no par value, were outstanding.

Item 5. Other Events and Required FD Disclosure
SIGNATURES
EXHIBIT INDEX
SCHEDULE 1
SCHEDULE 2
SCHEDULE 3
SCHEDULE 4
SCHEDULE 5
SCHEDULE 6
SCHEDULE 7

     This Current Report on Form 8-K (this “Form 8-K”) is being filed by R.H. Donnelley Corporation (the “Company”) to disclose certain information in response to Regulation G (“Regulation G”) under the Securities Exchange Act of 1934 (the “1934 Act”), Item 10(e) of Regulation S-K (“Item 10”) under the 1934 Act and Item 12 of Form 8-K (“Item 12” and, together with Item 10 and Regulation G, collectively, the “Non-GAAP Disclosure Rules”). Under the Non-GAAP Disclosure Rules, among other things, if the Company publicly discloses any non-GAAP financial measure, the Company must also disclose: (1) the most comparable GAAP financial measure, with greater or equal prominence, (2) a quantitative reconciliation between the GAAP and non-GAAP financial measures, (3) why management believes the non-GAAP financial measure provides useful information to investors regarding the Company’s financial condition and results of operations, and (4) to the extent material, purposes for which management uses that non-GAAP financial measure. The Company presently intends to regularly publicly disclose several non-GAAP financial measures in some or all of the following: its quarterly earnings releases, its periodic SEC filings, and/or other public disclosure (collectively, “Disclosure Documents”). The purpose of this Form 8-K is to satisfy certain of the foregoing disclosure requirements pursuant to the Non-GAAP Disclosure Rules.

Item 5. Other Events and Required FD Disclosure

THE ACQUISITION

     On January 3, 2003, the Company consummated its acquisition of the outstanding capital stock of all of the entities comprising Sprint Publishing & Advertising (“SPA”), the directory publishing business of Sprint Corporation (“Sprint”) for $2.2 billion in cash, subject to a final working capital adjustment. The acquisition was accounted for as a purchase business combination. Under the purchase method of accounting, the costs to acquire SPA, including certain transaction costs, were allocated to the underlying net assets in proportion to their respective estimated fair values. Any excess of the purchase price over the estimated fair value of the net assets acquired, including identifiable intangible assets, was allocated to goodwill. An allocation of the purchase price to the net assets acquired, including identifiable intangible assets, has been made based on an independent valuation of the acquired SPA business. While we do not anticipate significant changes to the fair value of net assets acquired, additional information could come to our attention that may require us to revise the purchase price allocation.

     Prior to the SPA acquisition, the Company served as the exclusive sales agent for 41 Sprint Yellow Pages® directories in four states and, through its DonTech Partnership (“DonTech”) with an affiliate of SBC Communications Inc. (“SBC”), was the exclusive sales agent to sell yellow pages advertising for 129 SBC directories in Illinois and northwest Indiana. Following the acquisition, the Company publishes 260 revenue-generating Sprint Yellow Pages® directories in 18 states. After the acquisition, SPA has been operated as R.H. Donnelley Publishing & Advertising, Inc. (“RHDPA”), an indirect, wholly owned subsidiary of the Company. DonTech will continue to act as the exclusive sales agent to SBC and is not affected by the acquisition.

     In connection with the acquisition, investment partnerships affiliated with The Goldman Sachs Group, Inc. (collectively the “GS Funds”) invested $200 million through the purchase of redeemable convertible cumulative preferred stock (“Preferred Stock”) and warrants to purchase an aggregate of 1,650,000 shares of the Company’s Common Stock. The Preferred Stock is convertible at a price of $24.05 and earns a cumulative dividend of 8%, compounded quarterly, which we may pay in cash or allow to accrue, at our option. The warrants are exercisable at any time after the date of issuance and expire on January 3, 2008.

REVENUE AND EXPENSE RECOGNITION

     As the result of the acquisition of SPA, the Company publishes 260 revenue-generating yellow pages directories. Following the acquisition, the Company recognizes revenue and certain direct costs related to the publication of these yellow pages directories under the deferral and amortization method. Under this method, revenue from advertising sales and costs directly related to the sales, printing and distribution are initially deferred and recognized ratably over the life of that directory, which is typically twelve months.

     The Company intends to disclose publication cycle advertising sales (“publication sales”) as its primary sales performance metric in its Disclosure Documents. Management will disclose publication sales for its Sprint-branded directories and for the SBC directories for which DonTech sells advertising. Publication sales represent the billable value of advertising sales in directories that published in the period regardless of when the advertising contracts for the directories were executed. Management believes that a comparison of publication sales for the same directories from one period to another gives the best indication of underlying sales trends because publication sales are not impacted by the “smoothing effect” that results from the deferral and amortization basis of revenue recognition. Also, as it relates to DonTech, the publication sales measure also removes the timing issues that arise due to the scheduling and duration of sales campaigns. Publication sales are comparable to a “same-store” sales metric and are utilized and disclosed by many directory publishers, thus facilitating comparison of sales performance among publishers. In addition to presenting this measure in its Disclosure Documents, the Company also utilizes publication sales to set targets, monitor, assess and reward sales performance.

     The Company also intends to disclose calendar cycle advertising sales (“calendar sales”) for DonTech. Calendar sales represent the value of actual sales contracts executed during the period. Income from DonTech is comprised of our 50% interest in the net profits of DonTech and revenue participation income received directly from an affiliate of SBC. As a sales agent, DonTech earns commission revenue at the time the sales contract is executed. Similarly, our revenue participation income is based on the value of calendar sales in the period. Management believes that a comparison of calendar sales from one period to another is relevant and useful since this is the primary sales measure that drives our partnership income reported in accordance with GAAP.

     Publication sales and calendar sales are non-GAAP financial measures for the Company. The most comparable GAAP financial measures are net revenue (for Sprint-branded directories) and partnership income (for SBC directories sold by DonTech). Attached as Schedule 1 is a reconciliation between publication sales for the Sprint-branded directories and net revenue reported in accordance with GAAP for the first quarter of 2003. Attached as Schedule 2 is a reconciliation between publication sales for the SBC directories for which DonTech sells advertising and partnership income reported in accordance with GAAP for the first quarter of 2003. Reconciliations for future periods will be included in the respective Disclosure Documents, but, in general, will be in a format comparable to those set forth in Schedules 1 and 2, respectively.

EFFECTS OF PURCHASE ACCOUNTING AND OTHER ADJUSTMENTS

     SPA’s deferred directory revenue balance at January 3, 2003 is not a liability of the acquirer and is therefore eliminated on the acquirer’s books. SPA’s deferred directory revenue balance at January 3, 2003 of $293.1 million represented the net of approximately $315 million of revenue and $22 million of allowances that in the absence of purchase accounting would have been recognized in 2003 under the Company’s deferral and amortization revenue recognition method. Accordingly, the Company will never record revenue associated with directories that published prior to the acquisition (including all January 2003 publications). Although the deferred revenue balance was eliminated, the Company retained all the rights associated with the collection of amounts due under and obligations under the advertising contracts executed prior to the SPA acquisition. As a result, SPA’s billed and unbilled accounts receivable balances remain assets of the Company.

     SPA’s deferred directory costs as they relate to those directories published prior to the acquisition are not an asset of the acquirer and are therefore eliminated on the acquirer’s books. SPA’s deferred directory cost balance at January 3, 2003 was $107.7 million, of which $99.9 million represented costs of directories published prior to the acquisition that in the absence of purchase accounting would have been recognized as expense in 2003 under the Company’s deferral and amortization method. Accordingly, the Company will never record expense associated with directories that published prior to the acquisition. The Company’s post-acquisition policy of deferring direct costs attributable to a directory is different than the policy followed by SPA prior to the acquisition. Specifically, the Company treats certain costs as period expenses that SPA previously deferred and amortized. These purchase accounting adjustments are non-recurring and have no future cash impact.

     The remaining $7.8 million of SPA’s deferred directory expense at January 3, 2003 related to directories that were scheduled to publish subsequent to the acquisition. Under purchase accounting rules, the Company recorded these costs at their fair value, determined as the estimated value of the published directory less the expected costs to complete that directory plus a normal profit margin. The fair value of these costs was determined to be $8.3 million higher than their carrying value of $7.8 million. Accordingly, the Company recorded $8.3 million of additional deferred directory costs as part of its purchase price allocation.

     The Company presently intends to present revenue and expense in its Disclosure Documents on both a GAAP basis and an as adjusted non-GAAP basis. The as adjusted non-GAAP basis results will exclude the purchase accounting impacts detailed above and other adjustments detailed on Schedule 3.

 Management believes that the presentation of these as adjusted non-GAAP results will better reflect the underlying operating and financial results of the business in light of the non-recurring nature of the purchase accounting adjustments and the non-operational nature of the other adjustments. Management also uses these as adjusted amounts to set targets and monitor, assess and reward financial performance.

     Attached as Schedule 3 is a reconciliation between GAAP reported results and as adjusted non-GAAP results for the first quarter of 2003. Reconciliations for future periods will be included in the respective Disclosure Documents, but, in general, will be in a format comparable to that set forth in Schedule 3.

UNDERLYING OPERATING PERFORMANCE, CASH FLOW AND DEBT SERVICE CAPABILITY

     To better communicate the Company’s underlying operating performance and its ability to service its significant debt, the Company presently intends to disclose Free Cash Flow and adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), after adjustments to eliminate the impact of purchase accounting described above (the other adjustments described above do not impact Free Cash Flow or adjusted EBITDA). Both of these measures are non-GAAP financial measures. Free Cash Flow is defined as cash flow from operations (calculated in accordance with GAAP) minus capital expenditures and software investment. Free Cash Flow and EBITDA are common measures presented by many public companies as means to evaluate underlying operating performance and cash generation and to assess their respective debt service capabilities. Due to the highly leveraged nature of the Company at this time and the non-recurring purchase accounting impacts described above, the Company believes Free Cash Flow and adjusted EBITDA more accurately reflect the underlying results of operations and thus present more useful profitability, cash generation and debt service capacity information for investors. In this regard, management also believes that the ratio of the Company’s equity market capitalization to Free Cash Flow represents a useful measure for investors to compare the market value of the Company’s common stock to that of other publicly traded companies. Management also uses adjusted EBITDA to set targets and monitor, assess and reward financial performance.

     The most comparable GAAP measure for Free Cash Flow is cash flow from operations. The most comparable GAAP measure for adjusted EBITDA is operating income. Attached as Schedule 4 is a reconciliation between cash flow from operations and Free Cash Flow for the first quarter of 2003. Attached as Schedule 5 is a reconciliation between operating income and adjusted EBITDA for the first quarter of 2003. Reconciliations for future periods will be included in the respective Disclosure Documents, but, in general, will be in a format comparable to those set forth in Schedules 4 and 5, respectively.

EARNINGS PER SHARE

     Basic earnings per common share (EPS) are generally calculated by dividing income available to common shareholders by the weighted average number of common shares outstanding. Net income available to common shareholders equals net income less dividends on the Preferred Stock. The amount of the Preferred Stock dividend includes the stated 8% dividend and a deemed dividend for a beneficial conversion feature (“BCF”) of $24.2 million in the fourth quarter 2002 and $38.2 million in the first quarter 2003. The BCF is a function of the conversion price of the Preferred Stock, the fair value of the warrants and the fair market value of the underlying common stock on the date of issuance.

     Because the Preferred Stock contains certain Common Stock dividend participation rights, EITF Topic D-95, “Effect of Participating Securities on the Computation of Basic Earnings Per Share,” (“Topic D-95”) requires that the dilutive effect of those securities be included in the weighted average number of shares outstanding. Furthermore, Topic D-95 requires that the dilutive effect included in basic EPS may be calculated using either the if-converted method or the two-class method. However, the dilutive effect of the Preferred Stock cannot be less than that which would result from the application of the two-class method.

     Diluted EPS are calculated by dividing net income by the weighted average common shares outstanding plus common share equivalents. Common share equivalents include stock options and warrants, the dilutive effect of which is calculated using the treasury stock method, and Preferred Stock, the potential dilutive effect of which is calculated using the if-converted method.

     The Company presently intends to disclose adjusted EPS, Cash EPS and Free Cash Flow per share in its Disclosure Documents, all non-GAAP financial measures for which EPS calculated in accordance with the two-class method represents the most comparable GAAP measure. Adjusted EPS excludes from GAAP EPS the impact of purchase accounting, the write-off of deferred financing costs associated with the refinancing of debt, the gain on hedging activity and the total dividend (including BCF) on the Preferred Stock. Adjusted EPS and Free Cash Flow per share also assume that the Preferred Stock is converted to common stock at the beginning of the period, thus increasing the basic and diluted weighted average shares outstanding calculated in accordance with GAAP.

     Cash EPS is defined as adjusted net income before dividends on Preferred Stock (including BCF) plus depreciation and amortization and a cash tax benefit that results from the 338(h)(10) election in connection with the acquisition, divided by adjusted diluted shares outstanding assuming the Preferred Stock is converted to common stock at the beginning of the period. Free Cash Flow per share is defined as cash flow from operations (calculated in accordance with GAAP) minus capital expenditures divided by adjusted diluted shares outstanding.

     Due to the highly leveraged nature of the Company at this time and the highly dilutive impact of the two-class method, the Company believes these non-GAAP measures more accurately reflect the underlying results of operations and thus present more useful profitability, cash generation and debt service capacity information for investors. In this regard, management also believes that the ratio of the Company’s stock price to Free Cash Flow per share represents a useful measure for investors to compare the market value of the Company’s common stock to that of other publicly traded companies. Management also uses adjusted EPS to set targets and monitor, assess and reward financial performance.

     The attached Schedule 3 also sets forth a reconciliation between GAAP diluted EPS and adjusted EPS for the first quarter of 2003. The attached Schedule 4 also sets forth a reconciliation between GAAP diluted EPS and Cash Flow per Share for the first quarter of 2003. Attached as Schedule 6 is a reconciliation between GAAP diluted EPS and Cash EPS for the first quarter of 2003. Reconciliations for future periods will be included in the respective Disclosure Documents, but, in general, will be in a format comparable to those set forth in Schedules 3, 4 and 6, respectively.

COMPARISONS BETWEEN 2003 RESULTS AND 2002 RESULTS

     Because of the SPA acquisition, the related financing and associated accounting, the Company’s 2003 GAAP results will not be comparable to the Company’s 2002 GAAP results previously reported. Accordingly, each quarter during 2003 in its Disclosure Documents for that period (and year to date as applicable), the Company presently intends to present, in addition to 2002 actual GAAP results, 2002 adjusted pro forma results, which will assume that the acquisition occurred on January 1, 2002. These 2002 adjusted pro forma statements give effect to the significant increase in interest expense due to the highly leveraged nature of the Company after the acquisition, the amortization of identifiable intangible assets, the fair value adjustment for deferred directory costs, the elimination of transactions between RHD and SPA as they would have been intercompany transactions and the dividend on the Preferred Stock, including the BCF. The quarterly 2002 adjusted pro forma results were prepared in accordance with Article 11 of Regulation S-X, but exclude SPA other income of $1.6 million and the BCF. The calculation of adjusted pro forma EPS is calculated as net income before the preferred dividend divided by the weighted average basic and diluted shares outstanding, assuming the Preferred Stock was converted to common stock at the beginning of the period. Management believes that these non-GAAP measures will help investors better and more easily compare current period as adjusted results against what the combined company performance would likely have been in the comparable prior period. While the adjusted pro forma statements reasonably represent results as if the two businesses had been combined for the full year 2002, because of differences between current and historical accounting policies, management does not believe these statements are strictly comparable to 2003 on a quarterly basis.

     Attached as Schedule 7 is a reconciliation between reported GAAP results and adjusted pro forma results for the first quarter of 2002. Reconciliations disclosed in future periods will be included in the respective Disclosure Documents, but, in general, will be in a format comparable to that set forth in Schedule 7.

(c)	Exhibits.

Exhibit
Number	Description

99.1	Schedule 1 –	Reconciliation of publication sales for Sprint-branded directories to net revenues for the first quarter of 2003
99.2	Schedule 2 –	Reconciliation of publication sales for the SBC directories for which DonTech sells advertising to partnership income for the first quarter of 2003
99.3	Schedule 3 –	Reconciliation of GAAP reported results to as adjusted results and reconciliation of diluted EPS to adjusted EPS for the first quarter of 2003
99.4	Schedule 4 –	Reconciliation of cash flow from operations to Free Cash Flow and diluted shares outstanding calculated in accordance with GAAP to adjusted diluted shares outstanding and the calculation of Free Cash Flow per share
99.5	Schedule 5 –	Reconciliation of operating income to adjusted EBITDA for the first quarter of 2003
99.6	Schedule 6 –	Reconciliation of diluted EPS to Cash EPS for the first quarter of 2003
99.7	Schedule 7 –	Reconciliation of GAAP reported results to as adjusted pro forma results for the first quarter of 2002

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

R.H. DONNELLEY CORPORATION

By:	/s/ ROBERT J. BUSH

Name: Robert J. Bush
Title: Vice President and General Counsel

Date: May 1, 2003

R.H. DONNELLEY INC

By:	/s/ ROBERT J. BUSH

Name: Robert J. Bush
Title: Vice President and General Counsel

Date: May 1, 2003

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Schedule 1 –	Reconciliation of publication sales for Sprint-branded directories to net revenues for the first quarter of 2003
99.2	Schedule 2 –	Reconciliation of publication sales for the SBC directories for which DonTech sells advertising to partnership income for the first quarter of 2003
99.3	Schedule 3 –	Reconciliation of GAAP reported results to as adjusted results and reconciliation of diluted EPS to adjusted EPS for the first quarter of 2003
99.4	Schedule 4 –	Reconciliation of cash flow from operations to Free Cash Flow and diluted shares outstanding calculated in accordance with GAAP to adjusted diluted shares outstanding and the calculation of Free Cash Flow per share
99.5	Schedule 5–	Reconciliation of operating income to adjusted EBITDA for the first quarter of 2003
99.6	Schedule 6 –	Reconciliation of diluted EPS to Cash EPS for the first quarter of 2003
99.7	Schedule 7 –	Reconciliation of GAAP reported results to as adjusted pro forma results for the first quarter of 2002